UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 2, 2009
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

205 E. Chicago Boulevard, Tecumseh, MI  49286
(Address of principal executive offices)

(517) 423-8373
(Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 2, 2009, United Bancorp, Inc. ("United"), United Bank & Trust ("UBT"), United Bank & Trust – Washtenaw ("UBTW"), and David S. Hickman, Chairman of the Boards of Directors of United and UBT, entered into the Chairman's Agreement filed with this report as Exhibit 10.1. The Chairman's Agreement provides that the Retirement and Consulting Agreement, dated December 13, 2005 ("Consulting Agreement"), among United, UBT, UBTW, and Mr. Hickman will terminate, and the Chairman's Agreement will take effect, on February 1, 2010. United, UBT, UBTW, and Mr. Hickman have mutually agreed that the Consulting Agreement no longer represents the parties' mutual intent regarding their ongoing relationship and have agreed to terminate the Consulting Agreement and enter into the Chairman's Agreement in its place.

Under the Consulting Agreement, which is being terminated, Mr. Hickman was to provide part-time consulting services to United, UBT, and UBTW, emphasizing, among others, the areas of business development, activities of United, involvement in banking industry associations, and community involvement. In exchange for the consulting services, Mr. Hickman was entitled to payment of $150,000 annually. In addition, the Consulting Agreement provided Mr. Hickman with certain retirement compensation, all of which has been paid, except that payments of $5,088 per month in accordance with a Supplemental Executive Retirement Benefits Agreement ("SERP") are continuing. The Consulting Agreement was scheduled to terminate on December 31, 2010; it will now terminate on February 1, 2010. United will incur no early termination penalties.

The Chairman's Agreement provides that Mr. Hickman will continue to serve as Chairman of the Boards of Directors of United and UBT. Mr. Hickman's service as Chairman is at-will and the respective Boards of Directors of United and UBT may terminate the Chairman's Agreement and remove Mr. Hickman from service at any time for any or no reason. In exchange for this service, Mr. Hickman will be entitled to payment of $50,000 annually, payable in monthly installments, beginning in February 2010. Mr. Hickman is not entitled to any other compensation for his service, including Boards of Directors and committee meeting fees. Mr. Hickman began receiving payments under the SERP in January 2006, and is entitled to continue receiving payments of $5,088 per month under the SERP for a total of 180 months. Mr. Hickman is subject to certain confidentiality, non-solicitation, and noncompetition requirements. The term of the Chairman's Agreement begins on February 1, 2010 and automatically terminates April 30, 2011, unless extended.

Item 9.01	Financial Statements and Exhibits
(c)           Exhibits
10.1	Chairman's Agreement, dated November 2, 2009

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
United Bancorp, Inc. (Registrant)
By:

Date: November 2, 2009	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Document
10.1	Chairman's Agreement, dated November 2, 2009.